Exhibit 13.1

Index of Materials:

1.	To The Stars Academy of Arts & Science Inc. Website Homepage
2.	To The Stars Academy of Arts & Science Inc. Website Investors Page
3.	To The Stars Academy of Arts & Science Inc. Website Facts Page
4.	To The Stars Academy of Arts & Science Inc. Website Indicate Interest Form
5.	To The Stars Academy of Arts & Science Inc. Website Indicate Interest Thank You Page

TOfhfeirisng oDeftafiles rinCogmpiasny OcvuervrirewentlTyeamcloSsceiendce.& Technology Entertainment INDICATE Indicate Interest × We anticipate being qualied for a new offering soon. Please ll out this form and we will contact you when the new offering is qualied by the SEC. INTEREST Own a Piece of To the Stars Academy of Arts & Science Watch Video Indicate Interest $65M VALUATION $750 MINIMUM INVESTMENT - Testing the Waters *OFFERING EXCLUDES CANADA $5 PRICE PER SHARE *TYPE OF SHARE: COMMON 3.7M COMBINED SOCIAL MEDIA REACH OF TTSA & TOM DELONGE To The Stars Academy of Arts and Science (TTSA) specializes in creating, acquiring and commercializing science-focused intellectual property within the technology and entertainment verticals. TTSA’s technology IP portfolio is strategically curated to be monetized in wide-ranging industries, both private and government. The company’s robust entertainment division has released 17 titles and is positioned to expand them further with additional development in film, television, and print.

ACCOMPLISHMENT HIGHLIGHTS To The Stars Academy of Arts and Science (TTSA) has quickly established itself as a research, development and media centre for cutting edge science and technology. US Army Collaboration Proprietary AI Technology A World First Virtual Intelligence ToolGlobal Exposure via 'Unidentified' Cooperative Research & Development Agreement (CRADA) with the US Army’s Futures Command Developed proprietary AI technology that can validate the authenticity of various media formats for accelerated data analysis Released first official US government evidence and analysis of unidentified aerial phenomena (UAP) confirmed authentic publicly by the US Navy Developed virtual intelligence tool for collecting, analyzing, and reporting unidentified aerial phenomena (UAPs) TTSA team is the cast of HISTORY’s hit TV series ‘Unidentified’ documenting TTSA’s work that averaged 1 million views per episode INDICATE INTEREST An Experienced Team TTSA brings together leaders with a proven track record from the Department of Defense, the White House, Central Intelligence

Agency, Lockheed Martin’s Skunk Works, and was founded by multi-platinum entertainer and entrepreneur Tom DeLonge (Blink-182, Angels & Airwaves). About Our Founder "[Tom Delonge] co-founded To the Stars Academy of Arts & Sciences...which received credibility first in 2017 when the New York T i mes reported on i ts work exposing the Pentagon’s mysterious UFO program, and then again in September, when the U.S. Navy called declassified videos published by To the Stars, along with the New York Times, “unidentified aerial phenomena.” Researchers saw it as a breakthrough moment, the government acknowledging the existence of the objects in the videos — and that they don’t know what they are. 'We have kind of have been pressing hard to have something like this happen,' DeLonge told Rolling Stone after that announcement. Executive Team TOM DELONGE Co-founder, Chairman of the Board, Interim CEO Founded influential rock bands Blink-182 and Angels & Airwaves (25 million albums sold worldwide) Co-author of 12 books ranging from novels to children's stories Creator of award winning animation 'Poet Anderson: The Dream Walker' DR. HAL PUTHOFF, PhD Co-founder, Board Member 50+ years experience as a Research Scientist at General Electric, National Security Agency, Stanford University, Sperry & SRI International Advisor to NASA, Department of Defense, and Intelligence Community on leading-edge technologies & future technology trends Patent holder in laser, communications, and energy fields JIM SEMIVAN

Co-founder, Board Member, VP Operations 25 years as Operations Officer for Central Intelligence Agency's Directorate of Operations Intelligence Community consultant for training in leadership, CIA tradecraft, countering weapons of mass destruction. J. CHRISTOPHER MIZER Board Member Private Equity Expert and co-founder of Vivaris Capital with 30 year career of acquiring, financing, and managing top performing companies Serves as chairman of each of their portfolio companies and guides key strategic decisions and their execution Taught business strategy, finance and entrepreneurship at the graduate and undergraduate levels STEVE JUSTICE Chief Operations Officer, Director of Aerospace Division Director for Integrated Systems at Lockheed Martin Aeronautics Company Skunk Works Led complex aircraft system and platform program development, capture, and execution From 2012 to 2016, served as Director for Advanced Programs, responsible for the portfolio of advanced programs that represented the future of Lockheed Martin Aeronautics Company KARI DELONGE Chief Content Officer, President of Entertainment Division Served as Chief Marketing and Product Officer of company subsidiary TTS since its inception in 2011 Oversaw worldwide media launches including Billboard Top 200 albums, critically-acclaimed independent films and award-winning books. Served as Product Manager at the technology platform Modlife, Inc., where she was in charge of content monetization, merchandise manufacturing and distribution, e-commerce as well as multi-channel marketing for major music acts on the platform LUIS ELIZONDO Director of Government Programs & Services Career Intelligence Officer with U.S. Army, the Department of Defense, the National Counterintelligence Executive, & the Office of Director of National Intelligence

Conducted & supervised highly sensitive espionage and terrorism investigations around the world, ran clandestine source operations throughout Latin America & the Middle East Program Element Manager for the Pentagon’s Advanced Aerospace Threat Identification Program Multiple awarded patents Key Advisors CHRIS MELLON Fmr. Deputy Assistant Secretary of Defense for Intelligence 20 years in the federal government under Clinton & Bush Former Minority Staff Director of Senate Select Committee on Intelligence Private Equity Investor Chair of the Science Committee at Carnegie Museum of Natural History JOE SCHURMAN Partner at PwC Currently leads Cloud Product Engineering Services at PwC within the Health Industry Advisory organization 25 years IT experience with PricewaterhouseCoopers (PwC), Slalom, Microsoft Research, Accenture, IBM, and Hewlett Packard Provided software engineering services for NASA, the White Sands Missile Testing Facility, and Johnson Space Centre C. CHRIS HERNDON Director of White House Information Technology Fmr. Deputy Assistant to the President (POTUS) 20 year government career in telecommunications as a Department of the Navy civilian CTO for SRA International Managing Director for MorganFranklin Corp. DR. NORM KAHN Fmr. CIA Counter-Biological Weapons Program Recipient of CIA’s Distinguished Career Intelligence Medal, DNI National Intelligence Service Medal 30+ years at Central Intelligence Agency, 12+ years at the CIA's Counter-Biological Weapons Program US Government National Security Consultant DR. PAUL RAPP Brain Function & Consciousness Consultant Professor of Military & Emergency Medicine at Uniformed Services University, and Director of the Traumatic Injury Research Program Honors include CIA Certificate of Commendation for "significant contributions to the mission of the Office of Research and Development" Ph.D. Cambridge University DR. ADELE GILPIN Biomedical Research & Attorney Department of Defense Traumatic Injury Research Program at the Uniformed Services University of the Health Sciences Regulatory law practice on FDA regulated products Former Faculty at John Hopkins Bloomberg School of Public Health, University of MD School of Medicine & Medical College of Pennsylvania INDICATE INTEREST

Valuable IP & Physical Materials Through its founders, directors and advisors, TTSA believes they have access to existing IP, including patents, and trade secrets. The company also houses, through its wholly owned subsidiary To The Stars, Inc, a catalog of copyrights, trademarks, and award-winning content that focuses on the education, awareness and discussion of scientific phenomena and next-generation technology. TTSA's vast library of Intellectual Property includes: 17 Published Books 23 Copyrights 6 Trademarks 1 Critically-Acclaimed Feature Film 1 Festival Award Winning Animated Short Film 26 Original Movie Scripts Billboard Top 200 Charting Records TTSA has also acquired a collection of metamaterials for its ADAM Research Project, a material science program for technological innovation. The US Army’s CRADA will widen the scope of the program’s efforts.

The ADAM Research Project Begins Watch later Share Watch TTSA's Director of Government Programs & Services Luis Elizondo introduce the ADAM Research Project. Our mission is to empower new scientific discoveries and communicate forward thinking ideas. TOM DELONGE Cofounder, Chairman & CEO INDICATE INTEREST

Brand Exposure To the Stars Properties and co-founder Tom DeLonge have a combined social media reach of over 3.7 million. Facebook 1.52M Instagram 840K Twitter 805K YouTube 160K The company has high brand visibility with close attention and coverage from international media outlets. INDICATE INTEREST Pillar Projects

Science & Technology A consulting and research arm featuring top former officials from the Pentagon, CIA, Department of Defense, and Lockheed Martin Skunkworks. ormer Lockheed Martin Skunkworks, TTSA COO Steve Justice on History Channel's Unidentified “Our partnership with TTSA serves as an exciting, non-traditional source for novel materials and transformational technologies to enhance our military ground system capabilities. At the Army's Ground Vehicle Systems Center, we look forward to this partnership and the potential technical innovations forthcoming.” - Dr. Joseph Cannon, U.S. Army Futures Command REVENUE OPPORTUNITIES ● Technology IP licensing US Government footage of Unidentified Aerial Phenomena made public by TTSA TTSA is a company with technology innovations that offer capability advancements for government and commercial applications. These technology innovations have been acquired, designed or produced by TTSA, leveraging advancements in material science and quantum physics. The company is actively consulting and providing services focused on enhancing or integrating IP with some of their unique technology capabilities including: Groundbreaking Metamaterials acquisition by TTSA for ADAM research project. Quantum Communication Beamed Energy Propulsion Active Camouflage

Entertainment Division A division fuelled by informative original content across publishing, TV, film, animation and music. Still from 'Strange Times' TBS seri REVENUE OPPORTUNITIES ● Licensing fees ● Merchandise sales ● Publishing sales ● Music Royalties After independently publishing 17 titles and receiving high profile attention for its work, TTSA’s Entertainment Division is seeing considerable momentum in Hollywood to exploit its IP and expand its various franchises. The division drives revenue through direct-to-consumer merchandise sales (online and brick-n-mortar), digital media distribution revenue, licensing fees and music royalties. To the Stars Retail Store & eCommerce HQ in Ca Still from 'PO E T And erson: Dream Wa TO THE STARS BRANDS: ENTERTAINMENT DIVISION PARTNERS: INDICATE INTEREST

S.C.O.U.T. & V.A.U.L.T. Our goal is to build the world’s most comprehensive intelligence tool for collecting, analyzing, and reporting unidentified aerial phenomena. REVENUE OPPORTUNITIES ● App downloads ● In-app advertising ● Premium-level consumer subscriptions ● Enterprise-level subscriptions ● AI Software licensing The Virtual Analytics UAP Learning Tool (VAULT) is a robust database that will serve as an instrument for repository and research. The VAULT will include an interactive public interface called SCOUT, that will facilitate real-time uploads, downloads, alerting, and analysis. SCOUT (Signature Collection of UAPs Tracker) is a mobile app that is currently in beta, that will enable global data collection. As part of this initiative, proprietary algorithms and artificial intelligence has been developed to increase computing performance for data analysis to process wide-ranging datasets, machine learning, cognitive services and intelligent analytics. "Our shared objective includes the removal of the noise and stigma typically associated with the topic of UAPs by establishing a truly authentic and reliable data and analytics platform, including the ability to detect fake media. Based on these capabilities, we will be able to discover the meaning and motive by finding correlations and relationships to past and corresponding events with the use of predictive analytics. This project and its outcomes will be game-changing, producing findings applicable for research and development across multiple industries." - Joe Schurman, Partner at PwC and Advisor to TTSA

IN THE MEDIA As news of the Navy’s statement spread, many people took note of the academy, and more specifically one of its founders: Tom DeLonge, who was from 1993 until 2015 a guitarist and singer for the band Blink-182. How, many wondered, did the guy from Blink-182 become involved in U.F.O. research?" Derrick Bryson Taylor Could To The Stars technology list benefit the Army? Theoretically, yes. “Material science” could lead to tougher, lighter materials able to better resist enemy fire. “Beamed energy propulsion,” which sounds like the use of microwaves or lasers to transfer energy, could enable drones to fly longer." Kyle Mizokami Also helping drive the effort is Chris Mellon, a former Democratic staff director for the Senate Intelligence Committee and former deputy assistant secretary of defense for intelligence. Other members of the company include a former high-level CIA official and the former director of advanced systems at Lockheed Martin’s super-secret Skunk Works facility in California.” Bryan Bender Offering Details

ISSUER: To the Stars Academy of Arts & Science INDUSTRY: Technology & Entertainment OFFERING TYPE: Reg A+ OFFERING SIZE: $30,000,000 STATUS OF OFFERING: Testing the Waters Indicate Interest TESTING THE WATERS THIS WEBPAGE MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT IS ATTACHED HERE. INDICATE INTEREST Contact Details

About Banq Copyright © Cambria Capital, LLC. Made in New York, BANQ® is a division of Cambria Capital, LLC. Member FINRA | SIPC Ch eck th e b a ck g ro u n d o f th i s fi rm o n FINRA’s B ro k er Ch eck B u si n ess Co n ti n u i ty P l a n +1 917 512 0825 sa l es@ b a n q . co 1450 Broadway, 26th Floor New York, NY 10018 BANQ.CO IS OPERATED BY CAMBRIA CAPITAL, LLC, A REGISTERED BROKER/DEALER AND MEMBER FINRA/SIPC. BROKER/DEALERS BUY AND SELL SECURITIES ON BEHALF THEIR CLIENTS AND MAY ALSO BUY AND SELL FOR THEIR OWN ACCOUNT. IF BROKER DEALERS MAKE INVESTMENT RECOMENDATIONS THEY ARE REQURIED TO DO SO IN THE BEST INTEREST OF THEIR CLIENTS. BROKER DEALERS ARE NOT INVESTMENT ADVISORS AND DO NOT HAVE A FIDUCIARY DUTY TO THEIR CLIENTS. CAMBRIA CAPITAL, OPERATING AS BANQ.CO, PROVIDES BROKERAGE SERVICES FOR PUBLICLY TRADED EQUITIES, ETF’S AND MUTUAL FUNDS AS WELL ACCESS TO IPO’S, PRIVATE PLACEMENTS AND SECURITY TOKEN OFFERINGS. CAMBRIA CAPITAL DOES NOT ENDORSE OR RECOMMEND ANY PUBLIC OR PRIVATE SECURITIES BOUGHT OR SOLD ON ITS WEBSITE WITH THE EXCEPTION OF CERTAIN SOLICITED REGULATION A OFFERINGS, REGISTERED OFFERINGS AND PRIVATE PLACEMENTS FOR WHICH CAMBRIA CAPITAL IS ACTING A SELLING OR PLACEMENT AGENT. CAMBRIA CAPITAL DOES NOT OFFER INVESTMENT ADVICE OR RECOMENDATIONS OF ANY KIND. ALL BROKERAGE SERVICES OFFERED BY CAMBRIA CAPITALARE INTENDED FOR SELF-DIRECTED CLIENTS WHO MAKE THEIR OWN INVESTMENT DECISIONS WITHOUT AID OR ASSISTANCE FROM THE FIRM. BY ACCESSING THIS SITE AND ANY PAGES THEREOF, YOU AGREE TO BE BOUND BY ITS TERMS OF USE AND PRIVACY POLICY. COMPANY LISTINGS ON THIS SITE ARE ONLY SUITABLE FOR INVESTORS WHO ARE FAMILIAR WITH AND WILLING TO ACCEPT THE HIGH RISK ASSOCIATED WITH SPECULATIVE INVESTMENTS, OFTEN IN EARLY AND DEVELOPMENT STAGE COMPANIES. SECURITIES SOLD THROUGH PRIVATE PLACEMENTS ARE NOT PUBLICLY TRADED AND ARE INTENDED FOR INVESTORS WHO DO NOT HAVE A NEED FOR A LIQUID INVESTMENT. THERE CAN BE NO ASSURANCE THE VALUATION OF ANY PARTICULAR COMPANY’S SECURITIES IS ACCURATE OR IN AGREEMENT WITH THE MARKET OR INDUSTRY COMPARATIVE VALUATIONS. ADDITIONALLY, INVESTORS MAY RECEIVE RESTRICTED STOCK THAT IS SUBJECT TO HOLDING PERIOD REQUIREMENTS. COMPANIES SEEKING PRIVATE PLACEMENT INVESTMENTS TEND TO BE IN AN EARLIER STAGE OF DEVELOPMENT AND HAVE NOT YET BEEN FULLY TESTED IN THE PUBLIC MARKETPLACE. INVESTING IN PRIVATE PLACEMENTS REQUIRES HIGH RISK TOLERANCE, LOW LIQUIDITY CONCERNS, AND LONG-TERM COMMITMENTS. INVESTORS MUST BE ABLE TO AFFORD TO LOSE THEIR ENTIRE INVESTMENT. IN ADDITION, REGULATION A OFFERINGS WILL BE MADE ONLY BY MEANS OF AN OFFERING STATEMENT ON FORM 1-A WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ONCE QUALIFIED. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED IN CONNECTION WITH THE INFORMATION PROVIDED, AND, IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL AN OFFERING STATEMENT ON FORM 1-A HAS BEEN FILED AND UNTIL THE OFFERING STATEMENT IS QUALIFIED PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ITS ACCEPTANCE IS GIVEN AFTER THE QUALIFICATION DATE. THE SECURITIES OFFERED USING REGULATION A ARE HIGHLY SPECULATIVE AND INVOLVE SIGNIFICANT RISKS. THESE INVESTMENTS ARE SUITABLE ONLY FOR PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENTS COULD BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET CURRENTLY EXISTS FOR THE SECURITIES, AND IF A PUBLIC MARKET DEVELOPS FOLLOWING THE OFFERING, IT MAY NOT CONTINUE. SOME COMPANIES OFFERING THEIR SECURITIES IN A REGULATION A OFFERING OR PRIVATE PLACEMENT MAY INTEND TO LIST THOSE SECURITIES ON A NATIONAL EXCHANGE AND DOING SO ENTAILS SIGNIFICANT ONGOING CORPORATE OBLIGATIONS INCLUDING, BUT NOT LIMITED TO, DISCLOSURE, FILING AND NOTIFICATION REQUIREMENTS, AS WELL COMPLIANCE WITH APPLICABLE CONTINUED QUANTITATIVE AND QUALITATIVE LISTING STANDARDS. PDFmyURL.com - convert URLs, web pages or even full websites to PDF online. Easy API for developers!

TAhbiosut offTeearming Sisciencceu&rTreechnotlolgyy cloEsneterdta.inment We anticipate being qualied for a new offering soon. Please ll out this form and we will contact you when the new offering is qualied by the SEC. INDICATE INTEREST Latest News × Telling the Stories of Tomorrow, Today. Watch Video See What's New To The Stars Academy of Arts & Science focuses on three areas:

An experienced team from across government, science, and business. Board Members TOM DELONGE Co-founder, Chairman of the Board, Interim CEO Founded influential rock bands Blink-182 and Angels & Airwaves (25M albums sold worldwide) Co-author of 12 books ranging from novels to children's stories Creator of award winning animation 'Poet Anderson: The Dream Walker' DR. HAL PUTHOFF, PhD Co-founder, Board Member, Department of Defense Research Scientist & Physicist, Pentagon 50+ years experience as a Research Scientist at General Electric, National Security Agency, Stanford University, Sperry & SRI International Advisor to NASA, Department of Defense, and Intelligence Community on leading-edge technologies & future technology trends Patent holder in laser, communications, and energy fields

JIM SEMIVAN Co-founder, Board Member, VP Operations 25 years as Operations Officer for Central Intelligence Agency's Directorate of Operations Intelligence Community consultant for training in leadership, CIA tradecraft, countering weapons of mass destruction. J. CHRISTOPHER MIZER Board Member Private Equity Expert and co-founder of Vivaris Capital with 30 year career of acquiring, financing, and managing top performing companies Serves as chairman of each of their portfolio companies and guides key strategic decisions and their execution Taught business strategy, finance and entrepreneurship at the graduate and undergraduate levels Executives STEVE JUSTICE Chief Operations Officer, Director of Aerospace Division KARI DELONGE Chief Content Officer, President of Entertainment Division LUIS ELIZONDO Director, Government Programs & Services Director for Integrated Systems at Lockheed Martin Aeronautics Company Skunk Works Led complex aircraft system and platform program development, capture, and execution Served as Chief Marketing and Product Officer of company subsidiary TTS since its inception in 2011 Oversaw worldwide media launches including Billboard Top 200 albums, critically-acclaimed Career Intelligence Officer with U.S. Army, the Department of Defense, the National Counterintelligence Executive, & the Office of Director of National Intelligence Conducted & supervised highly sensitive espionage and terrorism investigations around the world,

From 2012 to 2016, served as Director for Advanced Programs, responsible for the portfolio of advanced programs that represented the future of Lockheed Martin Aeronautics Company independent films and award-winning books. Served as Product Manager at the technology platform Modlife, Inc., where she was in charge of content monetization, merchandise manufacturing and distribution, e-commerce as well as multi-channel marketing for major music acts on the platform ran clandestine source operations throughout Latin America & the Middle East Program Element Manager for the Pentagon’s Advanced Aerospace Threat Identification Program with multiple awarded patents Advisory Board Fmr. Deputy Assistant Secretary of Defense for Intelligence Partner at PWC, AI Expert CHRIS MELLON 20 years in the federal government under Clinton & Bush Former Minority Staff Director of Senate Select Committee on Intelligence Private Equity Investor Chair of the Science Committee at Carnegie Museum of Natural History JOE SCHURMAN Currently leads Cloud Product Engineering Services at PwC within the Health Industry Advisory organization 25 years IT experience with PricewaterhouseCoopers (PwC), Slalom, Microsoft Research, Accenture, IBM, and Hewlett Packard Provided software engineering services for NASA, the White Sands Missile Testing Facility, and Johnson Space Centre Director of White House Information Technology Former CIA Counter-Biological Weapons Program Fmr. Deputy Assistant to the President (POTUS) 20 year government career in telecommunications as a Department of the Navy civilian CTO for SRA International Managing Director for MorganFranklin Corp. Recipient of CIA’s Distinguished Career Intelligence Medal, DNI National Intelligence Service Medal 30+ years at the Central Intelligence Agency, 12 years in the CIA's Counter-Biological Weapons Program US Government National Security Consultant C.CHRIS HERNDON DR. NORM KAHN Brain Function & Consciousness Consultant Biomedical Research & Attorney DR. PAUL RAPP Professor of Military & Emergency Medicine at Uniformed Services University, and Director of the Traumatic Injury Research Program Honors include CIA Certificate of Commendation for "significant contributions to the mission of the Office of Research and Development" Ph.D. Cambridge University DR. ADELE GILPIN Department of Defense Traumatic Injury Research Program at the Uniformed Services University of the Health Sciences Regulatory law practice on FDA regulated products Former Faculty at John Hopkins Bloomberg School of Public Health, University of MD School of Medicine & Medical College of Pennsylvania

Get to Know Our Work Science & Technology Division TTSA collects documents and physical materials from public and private sources related to the UAP phenomena to study it and then transitions the transformative technologies behind it to wider applications of public benefit. The company’s consulting and research arm features top former officials from the Pentagon, CIA, Department of Defense, and Lockheed Martin Skunkworks. S.C.O.U.T. & V.A.U.L.T. aims to be the world’s most comprehensive intelligence tool for collecting, analyzing, and reporting unidentified aerial phenomena. Anyone will be able to instantly tap into the database via the S.C.O.U.T. mobile app to contribute and access real-time information on the phenomena globally.

“We believe that this project and its outcomes will be game-changing, producing findings applicable for research and development across multiple industries." The VAULT will use proprietary AI to find patterns in data from S.C.O.U.T. and cross reference information from other global databases to find answers in places we couldn’t see before. Joe Schurman, Partner at PwC and Advisor to TTSA on S.C.O.U.T. & V.A.U.L.T. Material Science Research The ADAM Research Project focuses on the collection and scientific evaluation of material samples obtained through reliable reports of advanced aerospace vehicles of unknown origin.

ADAM stands for ‘Acquisition & Data Analysis of Materials and is a partnership with EarthTech International, a pioneering research organization in Austin, Texas, at the forefront of next-generation science and technology. The ADAM Research Project Begins Watch later Share “We have a chance at making progress, because we will follow where the data leads us.” Dr. Hal Puthoff, Co-Founder of TTSA Entertainment Division Spanning film, television, books, music, art, and merchandise, To The Stars Entertainment Division creates and licenses original intellectual property by award-winning creators. Fans of TTSA’s vast entertainment brands find themselves immersed in exciting stories that inspire a new understanding and appreciation for the profound mysteries of our universe. To The Stars' Entertainment Brands Entertainment Division Partners "The entertainment division creates worlds. Science fiction stories for millennials that inspire and transcend. We are a publisher, a merchandiser, and a production studio." We have stories about dreams, consciousness, paranormal, UFOs, and many other things that once used to be taboo... but after newly declassified government documents are now proving to be absolutely real." Tom DeLonge, Co-Founder of TTSA

Our mission is to empower new scientific discoveries and communicate forward thinking ideas. TOM DELONGE Cofounder, Chairman & CEO Featured News Podcast #4: 2021 Intelligence Auth. Act July 2, 2020 A captivating conversation with the TTSA team around the Intelligence Authorization Act for 2021 that the Senate Select Committee on Intelligence recently introduced, which includes... TTSA Supports Creation of UAP Task Force June 24, 2020 TTSA Announces Support for UAP Task Force Inclusion in Intelligence Authorization Act for 2021. In the ongoing monumental effort to legitimize the problems surrounding UAPs... Wahpeton Dakota Nation Agreement June 22, 2020 TTSA will develop a six-part docuseries focusing on Dakota Wichoh’an, including their culture, history, traditions, spirituality, and the development of a video library. Read More > Read More > Read More >

Introducing TTSA Talks: The Podcast June 10, 2020 Illustro Rapid Response Display System April 30, 2020 Pentagon Releases UAP Video Footage April 28, 2020 We are excited to introduce the TTSA Talks Podcast. We kick things off with TTSA co-founder Tom DeLonge hosting a series of conversations about the UAP data problem. Through our cooperative marketing agreement with TruClear Global, our goal is to bring high-impact solutions to federal, state and local agencies to help the ever-evolving efforts... This is the first time in history the Department of Defense has officially acknowledged the existence of Unidentified Aerial Phenomena. The videos were originally released by TTSA... Read More > Read More > Read More > TTSA Announces CRADA with U.S. Army October 17th 2019 US Government Recognizes UAPs September 20th 2019 UNIDENTIFIED Gets Second Season September 19th 2019 To The Stars Academy of Arts & Science (TTSA) announced today a Cooperative Research and Development Agreement (CRADA) with the U.S. Army Combat Capabilities Development Cmd... There is now a path forward for To The Stars Academy to focus on research with more comprehensive and superior data that will, for the first time, allow for an extremely dynamic... TTS Academy is excited to announce our team will be back on HISTORY for a second season of the docuseries, UNIDENTIFIED: Inside America's UFO Investigation. Read More > Read More > See The Announcement > See All of the Latest News THIS WEBPAGE MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES

NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT IS ATTACHED HERE. Indicate Interest Contact Us Press Inquiries: pre ss@tot h e st a rsa ca de m y. com Investors: h t t ps://in v e st . tot h e st a rsa ca de m y. com General inquiries: info@tothestarsacademy.com ™ © 2020 To The Stars Academy of Arts and Science Inc. All rights reserved. Te r m s of U se | P r i v a cy P ol i cy PDFmyURL.com - convert URLs, web pages or even full websites to PDF online. Easy API for developers!

A Historic MomentIn December 2017, two declassified videos documenting encounters between U.S. Navy F-18 fighters and unidentified aircraft were released by the New York Times. These events were observed on radar, infrared, and video by trained military observers in the air and from a nearby aircraft carrier.On September 18, 2019, the US Navy publicly confirmed to CNN the objects seen in the videos were “unidentified aerial phenomena”."I have no idea what I saw.It had no plumes, wings or rotors and outran our F-18s."Former Navy Pilot Cmdr. Dave FravorWe believe there are advanced technologies breaching US airspace and we don’t know:To The Stars Academy of Arts & Science was created to answer these questions.

Our mission is to empower new scientific discoveries and communicate forward thinking ideas.TOM DELONGE Cofounder, Chairman & CEOTo The Stars Academy of Arts & Science focuses on three areas:

TO THE STARS... ACADEMY OF ARTS &

An experienced team from across government, science, and business.

Board Members

TOM DELONGE

Co-founder, Chairman of the Board, Interim CEO

- Founded influential rock bands Blink-182 and Angels & Airwaves (25M albums sold worldwide)
- Co-author of 12 books ranging from novels to children's stories
- Creator of award winning animation 'Poet Anderson: The Dream Walker'

DR. HAL PUTHOFF, PhD

Co-founder, Board Member, Department of Defense Research Scientist & Physicist, Pentagon

- 50+ years experience as a Research Scientist at General Electric, National Security Agency, Stanford University, Sperry & SRI International
- Advisor to NASA, Department of Defense, and Intelligence Community on leading-edge technologies & future technology trends
- Patent holder in laser, communications, and energy fields

JIM SEMIVAN

Co-founder, Board Member, VP Operations

- 25 years as Operations Officer for Central Intelligence Agency's Directorate of Operations
- Intelligence Community consultant for training in leadership, CIA tradecraft, countering weapons of mass destruction.

J. CHRISTOPHER MIZER

Board Member

- Private Equity Expert and co-founder of Vivaris Capital with 30 year career of acquiring, financing, and managing top performing companies
- Serves as chairman of each of their portfolio companies and guides key strategic decisions and their execution
- Taught business strategy, finance and entrepreneurship at the graduate and undergraduate levels

Executives

STEVE JUSTICE

Chief Operations Officer; Director of Aerospace Division

- Director for Integrated Systems at Lockheed Martin Aeronautics Company Skunk Works
- Led complex aircraft system and platform program development, capture, and execution
- From 2012 to 2016, served as Director for Advanced Programs, responsible for the portfolio of advanced programs that represented the future of Lockheed Martin Aeronautics Company

KARI DELONGE

Chief Content Officer, President of Entertainment Division

- Served as Chief Marketing and Product Officer of company subsidiary TTS since its inception in 2011
- Oversaw worldwide media launches including Billboard Top 200 albums, critically-acclaimed independent films and award-winning books.
- Served as Product Manager at the technology platform Modlife, Inc., where she was in charge of content monetization, merchandise manufacturing and distribution, e-commerce as well as multi-channel marketing for major music acts on the platform

LUIS ELIZONDO

Director, Government Programs & Services

- Career Intelligence Officer with U.S. Army, the Department of Defense, the National Counterintelligence Executive, & the Office of Director of National Intelligence
- Conducted & supervised highly sensitive espionage and terrorism investigations around the world, ran clandestine source operations throughout Latin America & the Middle East
- Program Element Manager for the Pentagon's Advanced Aerospace Threat Identification Program with multiple awarded patents

Advisory Board

Fmr. Deputy Assistant Secretary of Defense for Intelligence

- 20 years in the federal government under Clinton & Bush
- Former Minority Staff Director of Senate Select Committee on Intelligence
- Private Equity Investor
- Chair of the Science Committee at Carnegie Museum of Natural History

CHRIS MELLON

Partner at PWC, AI Expert

- Currently leads Cloud Product Engineering Services at PwC within the Health Industry Advisory organization
- 25 years IT experience with PricewaterhouseCoopers (PwC), Slalom, Microsoft Research, Accenture, IBM, and Hewlett Packard
- Provided software engineering services for NASA, the White Sands Missile Testing Facility, and Johnson Space Centre

JOE SCHURMAN

Director of White House Information Technology

- Fmr. Deputy Assistant to the President (POTUS)
- 20 year government career in telecommunications as a Department of the Navy civilian
- CTO for SRA International
- Managing Director for MorganFranklin Corp.

C.CHRIS HERNDON

Former CIA Counter-Biological Weapons Program

- Recipient of CIA's Distinguished Career Intelligence Medal, DNI National Intelligence Service Medal
- 30+ years at Central Intelligence Agency, 12+ years at the CIA's Counter-Biological Weapons Program
- US Government National Security Consultant

DR. NORM KAHN

Brain Function & Consciousness Consultant

- Professor of Military & Emergency Medicine at Uniformed Services University, and Director of the Traumatic Injury Research Program
- Honors include CIA Certificate of Commendation for "significant contributions to the mission of the Office of Research and Development"
- Ph.D. Cambridge University

DR. PAUL RAPP

Biomedical Research & Attorney

- Department of Defense Traumatic Injury Research Program at the Uniformed Services University of the Health Sciences
- Regulatory law practice on FDA regulated products
- Former Faculty at John Hopkins Bloomberg School of Public Health, University of MD School of Medicine & Medical College of Pennsylvania

DR. ADELE GILPIN



Science & Technology Division

TTSA collects documents and physical materials from public and private sources related to the UAP phenomena to study it and then transitions the transformative technologies behind it to wider applications of public benefit.The company’s consulting and research arm features top former officials from the Pentagon, CIA, Department of Defense, and Lockheed Martin Skunkworks.S.C.O.U.T. & V.A.U.L.T. aims to be the world’s most comprehensive intelligence tool for collecting, analyzing, and reporting unidentified aerial phenomena.Anyone will be able to instantly tap into the database via the S.C.O.U.T. mobile app to contribute and access real-time information on the phenomena globally.“We believe that this project and its outcomes will be game-changing, producing findings applicable for research and development across multiple industries."The VAULT will use proprietary AI to find patterns in data from S.C.O.U.T. and cross reference information from other global databases to find answers in places we couldn’t see before.

Joe Schurman, Partner at PwC and Advisor to TTSA on S.C.O.U.T. & V.A.U.L.T.Material Science ResearchThe ADAM Research Project focuses on the collection and scientific evaluation of material samples obtained through reliable reports of advanced aerospace vehicles of unknown origin.ADAM stands for ‘Acquisition & Data Analysis of Materials and is a partnership with EarthTech International, a pioneering research organization in Austin, Texas, at the forefront of next- generation science and technology.The ADAM Research Project BeginsWatch later Share

FEATURED NEWSUS Army Collaborates With TTSA To Study MetamaterialsOn October 17, 2019, TTSA announced a groundbreaking Cooperative Research and Development Agreement (CRADA) with the U.S. Army Combat Capabilities Development Command to advance TTSA’s materiel and technology innovations in order to develop enhanced capabilities for Army ground vehicles.TTSA’s technology solutions, which leverage developments in material science, space-time metric engineering, quantum physics, beamed energy propulsion, and active camouflage, have the potential to enhance survivability and effectiveness of multiple Army systems.”Our partnership with TTSA serves as an exciting, non- traditional source for novel materials and transformational technologies to enhance our military ground system capabilities. At the Army's Ground Vehicle Systems Center, we look forward to this partnership and the potential technical innovations forthcoming.”Dr. Joseph Cannon, U.S. Army Futures Command

"Could To The Stars technology list benefit the Army? Theoretically, yes. "Material science" could lead to tougher, lighter materials able to better resist enemy fire. "Beamed energy propulsion," which sounds like the use of microwaves or lasers to transfer energy, could enable drones to fly longer."

Kyle Mizokami, *Popular Mechanics*



"We have a chance at making progress, because we will follow where the data leads us."

Dr. Hal Puthoff, Co-Founder of TTSA



FEATURED NEWS

TTSA Makes Groundbreaking Metamaterials Acquisition

San Diego, CA (July 25, 2019) - To The Stars Academy of Arts & Science has acquired multiple pieces of metamaterials reported to have come from an advanced aerospace vehicle of unknown origin. The ownership of these assets will allow TTSA to conduct rigorous scientific evaluations to determine its function and possible applications.“The structure and composition of these materials are not from any known existing military or commercial application,” says Steve Justice, current COO of To The Stars Academy and former head of Advanced Systems at Lockheed Martin's "Skunk Works."“In some cases, we believe that the manufacturing technology required to fabricate the material is only now becoming available, but the material has been in documented possession since the mid-1990's.We currently have multiple material samples being analyzed by contracted laboratories and have plans to extend the scope of this study.”Steve Justice, Fmr. Head of Advanced Systems, Lockheed Martin SkunkworksEntertainment DivisionSpanning film, television, books, music, art, and merchandise, To The Stars Entertainment Division creates and licenses original intellectual property by award-winning creators.Fans of TTSA’s vast entertainment brands find themselves immersed in exciting stories that inspire a new understanding and appreciation for the profound mysteries of our universe.

To The Stars' Entertainment BrandsEntertainment Division Partners"I'll start with a rationale for combining science and entertainment into a single company.What is the underlying unity of these distinct activities?There's nothing more ubiquitous among humans than storytelling. We require stories to recount our experiences, convey information and better understand the world."Chris Mellon, Former Deputy Assistant Secretary of Defense for Intelligence & Chief Advisor to TTSA

FEATURED NEWS‘Unidentified’ Renewed For Second SeasonTo The Stars Academy of Arts and Science is excited to announce our team will be back on HISTORY for a second season of the hit docuseries, UNIDENTIFIED: Inside America's UFO Investigation."The entertainment division creates worlds. Science fiction stories for millennials that inspire and transcend. We are a publisher, a merchandiser, and a production studio."We have stories about dreams, consciousness, paranormal, UFOs, and many other things that once used to be taboo... but after newly declassified government documents are now proving to be absolutely real."Tom DeLonge, Co-Founder of TTSATHIS WEBPAGE MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON

THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.

AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT IS ATTACHED HERE.

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